Exhibit 99

     Viacom Names Philippe Dauman President and CEO, Succeeding Tom Freston

             Thomas Dooley Named Senior Executive Vice President and
                          Chief Administrative Officer


NEW YORK-- Sept. 5, 2006--Viacom Inc. (NYSE: VIA - News and VIA.B - News) announced today that its Board of Directors has appointed Philippe P. Dauman, 52, President and Chief Executive Officer. The Board also named Thomas E. Dooley, 49, to the newly created position of Senior Executive Vice President and Chief Administrative Officer. Mr. Dauman succeeds Tom Freston, 60, who has resigned his positions with the Company.

Messrs. Dauman and Dooley, who are currently members of the Viacom Board of Directors, previously served in a number of senior executive positions at Viacom, including as Deputy Chairmen from 1996 to 2000. Mr. Dauman will report to Sumner M. Redstone, Viacom's Executive Chairman and Founder, and to the Board of Directors of Viacom. Mr. Dooley will report to Mr. Dauman.

Messrs. Dauman and Dooley have worked closely with Mr. Redstone and with each other for more than 20 years. Since 2000, they have been Co-Chairmen and Chief Executive Officers of DND Capital Partners, L.L.C., a private equity firm specializing in media and telecommunication investments. Mr. Dauman, who has been a Director of Viacom since 1987, served from 1994 to 2000 as a member of Viacom's Executive Committee and as Executive Vice President in charge of strategic transactions, legal and government affairs, human resources and administration, with supervisory responsibility for Paramount Entertainment, Showtime Networks and Simon & Schuster. From 1993 to 1998, he also was General Counsel of Viacom.

Mr. Dooley held various corporate positions at Viacom from 1980 to 2000, including member of the Executive Committee and Executive Vice President, Finance, Corporate Development and Communications. He served as a member of the Viacom Board from 1996 to 2000 and rejoined the Board in 2006.

Sumner M. Redstone stated: "Viacom has tremendous potential to grow aggressively, both domestically and internationally. We have extremely strong and unique entertainment brands that resonate with audiences through all distribution platforms and a significant presence in worldwide motion picture production and distribution through our Paramount studio. I have worked closely with Philippe Dauman for many years, and I have a comfort level with him and high regard for his leadership abilities, strong financial and operational skills, and superb judgment. The entire Viacom Board and I are confident he has the strategic and creative vision to take the Company forward and the drive and energy to execute relentlessly on our strategy.

"I am also very pleased that Tom Dooley, who has worked very closely with Philippe and me over the years, has agreed to join us and bring his broad experience and considerable skills to bear in our efforts to accelerate Viacom's profitable growth in a rapidly evolving media environment. I could not be more pleased to be teaming up again with Philippe and Tom, who are two of the most extraordinary executives I have ever known and with whom I shared the most productive and successful period in Viacom's history."

Mr. Redstone continued, "I have great respect for Tom Freston and want to personally thank him for his tremendous contributions to Viacom over the past 20 years. Tom successfully built MTV Networks into an unmatched force in the entertainment industry and assembled a best-in-class operational team to build on that foundation. Tom has been a friend and a colleague for many years and we wish him well as he moves on to the next stage of his career."

Philippe Dauman stated: "I have been deeply involved with Viacom for most of my professional life and, like Sumner, I have a great passion for this company. Viacom, its exceptional people and its great brands have an intimate connection with the audience that is defining the digital revolution, which gives the Company enormous advantages and further potential. I intend to provide leadership, energy, and a focus on both creative and operational excellence as we work to execute on our strategy to drive Viacom's transformation into the digital media company of the future. I am also delighted that Tom Dooley, whom I have worked with for so long, has agreed to partner with me. He has strong financial, business, and people skills, and an association with Viacom that spans more than 25 years. I see this as the next chapter in a long-running and successful partnership at Viacom."

Tom Freston stated: "I've spent over 26 years at Viacom, 18 of them with Sumner. With my exceptional colleagues, we built a worldwide powerhouse of brands and businesses, literally from scratch. I leave many good friends knowing that they have an unmatched track record, a great plan going forward and incredible abilities to execute on it in this digital age. I have worked closely with Philippe Dauman and Tom Dooley over the years and have the highest respect for their abilities. I have every confidence that Viacom is well positioned to prosper under Philippe's leadership. I will do all I can to insure a smooth transition. I particularly want to thank my colleagues from all over the company who have been inspiring to work with and have been so instrumental in the great success we've had."


Conference Call

Viacom will hold a conference call and webcast at 9:00 a.m. ET today to discuss this announcement. The conference call can be accessed by dialing 1-866-710-0179 from the United States and 1-334-323-7224 from outside of the United States, no later than 8:50 a.m. ET. The conference identification is VIACOM. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time before the webcast begins to register. The call will be rebroadcast from September 5, 2006 at 11:00 a.m. ET to October 5, 2006. To access the rebroadcast from the United States please dial 1-877-656-8905 and 1-334-323-4808 from outside of the United States and use password VIACOM. The archived webcast will also be available at www.viacom.com for 30 days.

About Viacom

Viacom is one of the leading global entertainment content companies, with prominent and respected brands in focused demographics. Offering programming and content for television, motion pictures and digital platforms, Viacom's world-class brands include MTV Networks (MTV, VH1, Nickelodeon, Nick at Nite, Comedy Central, CMT: Country Music Television, Spike TV, TV Land, Logo and more than 120 networks around the world), BET Networks, Paramount Pictures, Paramount Home Entertainment, DreamWorks and Famous Music. More information about Viacom and its businesses is available at www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements which are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. These risks include among other risks, the factors described in the Company's news releases and filings with the Securities and Exchange Commission, including but not limited to the Company's 2005 Annual Report as filed on Form 10-K on March 16, 2006 and the quarterly report as filed on Form 10-Q for the period ended June 30, 2006. The forward-looking statements included in this document are made only as of the date of this document, and, under section 27A of the Securities Act and section 21E of the Exchange Act, the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.